EXHIBIT 1(c)

                              ARTICLES OF AMENDMENT

                                       TO

                            ARTICLES OF INCORPORATION

                                       OF

                        ST. CLAIR MONEY MARKET FUND, INC.



      ST. CLAIR MONEY MARKET FUND, INC., a corporation organized under the laws of the State of Maryland, having its principal office in Maryland at c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, MD 21202 (hereinafter the "Corporation"), does hereby certify to the State Department of Assessments and Taxation that:

      FIRST: Pursuant to Section 2-604 of the Maryland General Corporation Law, The Articles of Incorporation of the Corporation are hereby amended by striking in its entirety Article II thereof and by inserting in lieu thereof the following:

                                   ARTICLE II

                         The name of the Corporation is:

                        ST. CLAIR FIXED INCOME FUND, INC.


      SECOND: The foregoing amendment was unanimously approved by the board of directors of the Corporation on November 20, 1986; the outstanding shares entitled to vote on the matter approved the foregoing amendment at the annual meeting of shareholders held on December 22, 1986.



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      IN WITNESS  WHEREOF,  ST. CLAIR MONEY MARKET FUND,  INC. has caused this instrument to be signed in its name and on its behalf by its President and its corporate seal to be hereunto affixed and attested by its Secretary on this 22nd day of December, 1986.

                                    ST. CLAIR MONEY MARKET FUND, INC.


                                    By:   /s/ Francis J. Bruzda
                                          Francis J. Bruzda
                                          President

[SEAL]

ATTEST:

/s/ James W. Jennings
James W. Jennings
Secretary



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                                   CERTIFICATE


      THE UNDERSIGNED, President of ST. CLAIR MONEY MARKET FUND, INC., who executed on behalf of said Corporation the attached Articles of Amendment to Articles of Incorporation of said Corporation, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the attached Articles of Amendment to be the corporate act of said Corporation, and certifies that to the best of his knowledge, information and belief the matters and facts set forth in the attached Articles of Amendment with respect to authorization and approval are true in all material respects, under the penalties for perjury.

                                    /s/ Francis J. Bruzda
                                    Francis J. Bruzda

Date:  December 22nd, 1986